CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Global Fund, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File Nos. 002-71911 and 811-03169) of our report dated November 1, 2002 relating to the September 30, 2002 financial statements of First Investors Global Fund, Inc., which are included in said Registration Statement.


                                                  /s/ Tait, Weller & Baker
                                                  ------------------------------
                                                  TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
December 18, 2002